Lease Contract

Lessor: Xiaorui Zhao	( Referred as Party A )

Lessee: Zhongdehui (Shenzhen) Education Development Co., Ltd. Liaoning Branch

(Referred as Party B)

Party A is the property owner of Room 1 and Room 8 on the 10th floor of Liaoning Jinzhaoyuan International Finance Building (hereinafter referred to as “the Mansion”), No. 41 North Station, Shenhe District, Shenyang City, Liaoning Province, China. Party B intends to lease Party A’s venue. Consensus, agree to sign this lease agreement, and stipulate the terms and conditions of the lease as follows:

I. The Lease Location and Area

1.	The office space leased by Party A to Party B is located at Room 1 and Room 8, 10th Floor, International Finance Building, Liaoning Jinzhao Garden, No. 41 North Station, Shenhe District, Shenyang, Liaoning, China. The office space leased by Party B under this Agreement is hereinafter referred to as “lease venue”.

The leased area of Party B is 189.29 square meters (total floor area). The above-mentioned area of use is based on the rent, security deposit, property management fee and other fees payable by the agreement.

II. Lease Term

2.	The lease term starts from the date of the lease until the end of the lease, for a total of 22 months. The lease date is: June 1, 2019. The end date is May 31, 2020.

III. Rent

3.	The rent paid by Party B for the lease during the above-mentioned lease period is 784 yuan per square meter per year (calculated as the total floor area). The total rent for the month is 24,552.92 yuan. The term “rent” in this agreement refers to the leased space. The rent shall not be adjusted during the term of this agreement. The rent is the pre-tax price. If Party B needs the invoice for the rent, Party A shall cooperate with Party B to issue an invoice to the local tax authority. The tax shall be borne by Party B (including Party A’s income tax).

IV. Property Management Fee

4.	Party B shall pay Party A the property management fee for the leased site on a quarterly basis of RMB 18 per square meter (based on the total floor area) for a total of RMB 6,764.58 per month. Party A shall provide Party B with an invoice issued by Party A’s designated property management company within 10 working days after receiving the management fee.

V. Deposit

5.	In order to ensure Party B’s obligation to properly perform the contract, Party B shall pay Party A a one-time rent equivalent to one month of the leased site and one month’s management fee on the signing date of this agreement, a total of RMB 31,317.50.

6.	If Party B violates any of its obligations under this Agreement (including failure to pay rent to Party A on time, any deferred interest on overdue payment, and any other fees payable under this Agreement), Party A has the right to deduct the corresponding amount from the deposit. The amount is used to compensate Party A’s loss or damage (including but not limited to the amount of rent owed, the total amount of deferred profits, management fees, etc., or the repair cost of the damaged part of the leased site)

7.	Without prejudice to the request for other compensation, Party A shall have the right to confiscate Party B’s deposit if Party B terminates in accordance with the 31st Regulations of this contract due to Party B’s failure to perform this Agreement or other reasons from Party B.

8.	At the expiration of the lease term, Party A must return the deposit (or any remaining amount) to Party B (excluding interest), provided that Party B has returned the leased space and fulfilled its contractual obligations (including payment) in accordance with Article 7 of the contract. Total rent, deferred interest, management fee, etc.)

VI. Other Fee

9.	Party B shall pay all the public expenses such as electricity charges in accordance with the number of electricity meters read and the actual expenses provided by Party A or the property management company designated by Party A. Party B shall bear the overtime air-conditioning fee required by Party B. All expenses and expenses mentioned in this paragraph shall be borne by Party B. And the fee shall be paid according to the method and time specified by Party A or the property management company designated by Party A.

VII. Payment Method

10.	The rent should be delivered in the following terms and conditions:

(1)	The rent is delivered on a quarterly basis. The payment time is within 10 days before the lease cycle. (If Party B fails to deliver the rent according to the specified time, one month’s rent will be charged as late payment fee.)
(2)	Party B may pay the rent to Party A by cheque, cash, bank transfer or bank transfer, and bear all expenses related to the payment behavior (including bank charges). The payment date shall be the actual bank account designated by Party A. After receiving the payment, Party A has the right to modify the bank account stipulated in this agreement, but must notify Party B in writing in advance. Party A will issue a receipt to Party B within 10 working days from the date of receipt of the rent.
(3)	The payment methods described in this paragraph also apply to other fees and charges such as deposits and management fees.
(4)	The fees agreed in this agreement shall be settled and paid in RMB.
(5)	The account Party A requested:
Bank Account for Party B’ s Deposit and Rent:
Bank name: Bank of China
Account name:
Account Number: 6216680500000245524

Bank account for the other fee payment of Party B:
Bank name:
Account name:
Account Number:

VIII. Duty of Payment

11.	Party B shall not interrupt, postpone or offset the obligation to pay rent, processing fees, services and utilities, security deposits and any other fees, regardless of Party B’s claim or any right to Party A.

IX. Moving in

12.	After the signing of this agreement, Party B shall pay the full amount of the deposit and the first-term rent and management fee, and Party B may enter the leased premises from the time of renting.

13.	Party B or its authorized representative shall go to the rental site to settle the formalities after the lease, otherwise Party A shall have the right to terminate this agreement in accordance with the contract. Both parties shall sign a copy of the inventory and status of the leased site. The ceiling of the structure of the leased site is accompanied by an inventory of the equipment (such as spray, empty equipment, etc.) and a small picture of the situation. The signature of Party B or its authorized representative on the handover document shall be deemed as acceptance of the leased land and confirmation that the lease site is fully qualified and applicable to the purposes specified in this Agreement.

X. Renovation of rented space

14.	Party B’s interior decoration plan must ensure that it does not violate the relevant laws and regulations, the management of public buildings and public facilities, does not affect the main structure, and does not affect the safety of the building. Party B shall complete the project at its own expense, and Party B shall complete the completion in accordance with Chinese laws and regulations. Acceptance and submit a copy of the shuttle drawings and the completion acceptance report (with the official seal of Party B) to Party A.

XI. Party A’s right and duty

In addition to any other rights and obligations already set forth in this Agreement:

15.	Party A has the right to authorize a third party to assist Party A in collecting the rent and other expenses payable by Party B.

16.	Party A promises to maintain the basic conditions of the leased site and maintain its good condition.

17.	Party A shall provide regular maintenance and maintain the good condition of the internal structure of the leased premises and all the equipment and facilities provided by Party A in the leased premises. Party A shall bear all expenses related to the above work, if any internal Any damage caused to the equipment and facilities provided by Party A may result in the inability to use, or any such dangerous situation may occur. Party B shall immediately notify Party A. Party A shall repair it within a reasonable time. If there is an emergency situation, Party A shall take immediate action after receiving the report. Party B shall cooperate and support according to the requirements of Party A. Party B shall be liable for any personal injury caused by failure to cooperate in time or in accordance with the requirements of Party A.

18.	Prior to the signing of this agreement, Party A has formally notified Party B and Party B is fully aware of the sale of the leased site to a third party: If the leased space is leased to a third party, Party A of the contract is renamed as a third party and is obliged to guarantee the contract. Validity during the validity period.

XII. Party B’s right and duty

In addition to any other rights and obligations already set forth in this Agreement:

19.	Party B does not use or store dangerous goods in the leased premises, and does not allow open fire to treat food in the office area.

20.	Party B can only use the leased premises to be used for business activities in accordance with its business license. Party B shall not arbitrarily change the use of the leased premises within the lease term stipulated in this Agreement without Party A’s prior written consent.

21.	Without the prior written consent of Party A, Party B shall not assign or transfer this Agreement, and may not sublet the leased premises in whole or in part, or authorize third parties to conduct any business activities in the leased premises.

22.	Party B shall be responsible for the misconduct of all its employees and related personnel. Party B shall be responsible for replacing or compensating equipment with the same value for the damage caused by Party B’s fault, and shall pay the relevant fees. If Party B refuses to make the above provisions for repair or replacement, Party A has the right. For repairs and replacements, Party B shall pay all related expenses and expenses to Party A.

23.	After the expiration or early termination of the lease term, Party B shall move out of the leased premises at the registered address of the company within seven working days.

XIII. Deferred payment or refund

24	If Party A delays the delivery of Party B’s use of the leased land for more than 60 days due to its own reasons, all the obligations arising from the date of the lease and expected from the date of the lease shall be postponed accordingly until the date of actual delivery of the leased site. Party A fails to deliver Party B to the leased site within 60 days after the original date of the lease. Party B has the right to notify Party A in writing to terminate this agreement. The cancellation of the agreement shall take effect from the date of Party B’s written notice to Party A. Within 15 days after the above notice, Party A shall refund Party B’s deposit, the first month’s rent and management fee in full. Party A shall also compensate Party B according to the amount of the margin paid by Party B at the time of signing this Agreement, except In addition, Party A is not required to bear any liability to Party B.

25.	Unless Party A agrees in writing, Party B shall revert to the delivery status of the leased land when the lease term expires or prematurely terminates. If Party A permits Party B not to remove all or part of the fixed objects, attachments, alterations and additions of Party B. Party B has no right to receive any compensation

26.	If Party B fails to return the leased land after the expiration of the lease term or early termination, Party B shall pay a rate equal to twice the daily rent for each day of the trial period (the rate shall be one month prior to the termination of this agreement). The daily rental rate is calculated to pay the fine. In addition, Party A reserves the right to stop providing utilities or other supplies or terminate Party B’s use of the leased premises, and Party B shall bear all relevant consequences.

27.	Without prejudice to the provisions of Article 26 of this Agreement, if within the 10th week after the expiration of the lease term or early termination, if Party B fails to return the leased site, Party A has the right to enter the leased site and withdraw Party B’s legacy. All items in the premises shall be leased and all necessary measures shall be taken to recover the leased space. All expenses and expenses arising therefrom shall be borne by Party B. Party A may, after hiring a notary office to obtain the certificate, transfer any personal property of Party B to it. The relevant fees and expenses of the notary shall be borne by Party B. If Party B fails to claim personal property within two months after the article is stored, Party A may dispose of the property without paying the rent, management fee and all other expenses. Party A’s disposal shall be deemed to have obtained the authorization of Party B, and Party B shall not file a claim with Party A. Party A shall deduct the claim. After the storage of the property and all other related expenses due to Party A, the remaining amount will be refunded to Party B.

XIV. Serious Damage of the leasing area

28.	If the leased site is severely damaged due to force majeure or any other reason that cannot be controlled by any party, it is no longer suitable for renting. Party A shall notify Party B of the repair plan and the estimated timetable within 30 days after the damage occurs. During the repair period, Party B is not required to pay rent, management fees, utilities fees and other fees payable under this agreement until the date of completion of the repair.

XV. Early Termination

29.	Except as otherwise provided in this Agreement or otherwise agreed in writing by Party, Party B shall not terminate or terminate this Agreement during the term of the lease.

30.	This Agreement may be terminated earlier before the expiration of the lease term in the following circumstances:

(1)	If Party B is able to pay any amount in accordance with this Agreement, including but not limited to rent, management fees, services and public charges, and deposit. If the total amount reaches or exceeds the rent for one month, and Party B fails to make payment within a period of more than one month, Party A may terminate this agreement in advance.
(2)	If Party B violates its obligations under this Agreement and can still correct it within 30 days after Party A issues a written breach of contract, Party A has the right to terminate this Agreement in advance.

31.	Except as otherwise provided in this Agreement, neither party may have any additional rights or obligations to the other party (except for obligations arising prior to the termination of this Agreement, including Party B’s payment of the fees specified in the contract), but:

(1)	If this Agreement is terminated earlier in accordance with Article 30(3), neither party has the right to terminate the contract in advance and request compensation or any other relief.
(2)	If this Agreement is terminated earlier in accordance with Article 30(1) or (2), Party A shall confiscate the deposit paid by Party B, but shall not affect Party A’s right to file a claim with Party B.

XVI. Lease Renewal

32.	This Agreement expressly excludes any right to default renewal. Party B has the right to extend the term of this Agreement for 2 years, provided that Party B gives written notice to Party A 6 months before the expiration of the lease term. After Party B issues the written notice, both parties shall initiate negotiations on the new lease and renegotiate the terms of the lease agreement and the rent according to the prevailing market conditions. If the parties fail to reach an agreement and sign a new lease three months before the expiration of the lease term, Party B’s right to renew the lease will be invalid, and Party A has the right to negotiate with other potential tenants. This Agreement shall expire at the date of the lease. Within 3 months before the expiration of the lease term, Party A shall have the right to bring the potential tenant to visit the leased premises, and Party B shall cooperate.

If Party B needs to expand the office area, Party A agrees that the two parties will negotiate the rent according to the prevailing market conditions. In the case of providing the same terms and conditions as the third party, Party B has the priority to rent the vacant lease space in the building.

XVII. Declaration and Guarantee

33.	The parties mutually declare and warrant that both parties are legally registered and validly existing under the law, and have all the rights to sign this Agreement and other relevant legal documents and fulfill their obligations under this Agreement and other relevant legal documents.

XVIII. Legal application and dispute resolution

34.	The signing, performance, interpretation, and dispute resolution of this agreement shall be governed by the laws of China.

35.	For disputes arising from the validity, execution or performance of this Agreement, Party A and Party B shall first strive to resolve them through negotiation. If a dispute cannot be settled through consultation within 30 days after the request is made by one party, either party may have a place at the property. The people’s court of the jurisdiction school filed a lawsuit. In the course of the proceedings, this Agreement shall continue to be performed in addition to the content of the court proceedings.

XIX. Effective and Other

36.	The waiver, alteration, modification or exemption of this Agreement or its attachments may not be made orally, but only by written agreement.

37.	The original of this agreement is in duplicate, and each party has one copy, each of which has the same legal effect.

38.	Party B shall not disclose any information related to this Agreement to any third party.

39.	Matters not covered by this Agreement shall be separately formulated by Party A and Party B, and such Supplemental Agreements shall form an integral part of this Agreement and have the same legal effect as this Agreement.

40.	This Agreement shall become effective after it has been signed by the legal representatives of both parties. At the time of signature, each party shall provide relevant documents to the other party. If the signatory is not the legal representative of the party, provide a power of attorney proving that the signatory has the right to sign this agreement.

Party A:	Party B: Zhongdehui (Shenzhen) Education
Development Co., Ltd. Liaoning Branch

Xiaorui Zhao	Representative: Yan Li
Signature Date: June 5, 2019

Party A: Copy of the house title certificate

Copy of corporate ID card

Copy of Business License

If the owner is an individual, you will need to provide a copy of the owner’s ID card (with the company seal)

Party B:	Copy of corporate ID card
Copy of Business License

Contact person for Party A:Zhao, Xiaorui

Contact number: +86-13332151688

Contact Address:Fuxiang Xiaoyuhai Hotel, Yuming Road, Mingshan District, Benxi City

Contact person for Party B: Yan Li

Contact number:2276118

Contact Address:10th Floor, World Financial Center, 41 North Station Road, Shenhe District, Shenyang